Exhibit 10.66

Grant number

InterDigital Communications Corporation

STOCK OPTION AGREEMENT

This Agreement is made as of the              day of             ,              (“Grant Date”) between                      (the “Optionee”) and InterDigital Communications Corporation (the “Company”), a Pennsylvania corporation.

WHEREAS, the Company desires to grant Optionee stock options and Optionee desires to accept such options as further specified herein.

NOW, THEREFORE in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereby agree as follows:

1. A NON-QUALIFIED Stock Option (the “Option”) for a total of                      (            ) shares of Common Stock, par value of $0.01 per share, of the Company is hereby granted the Optionee subject to all of the terms and provisions of the Company’s 2000 Stock Award and Incentive Plan (the “Plan”), which Plan is incorporated herein by reference.

2. The Option price as determined by the Committee with authority for administering the Plan (the “Committee”) for the Company is $             per share, the market price of the Common Stock on the Grant Date.

3. The term of the Option shall be the period from the Grant Date to                     ,                     , subject to extension or to earlier termination and/or acceleration as provided in the Plan (“Option Term”). The Option is fully vested and exercisable as of the Grant Date.

4. The Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.

5. The Option may not be pledged, assigned or transferred except by will or by the laws of descent and distribution or to the extent the transfer has been permitted by the Committee as defined in the Plan.

6. Optionee acknowledges receipt of a copy of the Plan and term sheet adopted by the Committee on October 24, 2001, a copy of which is annexed hereto, and represents that he/she is familiar with the terms and provisions thereof. Optionee hereby accepts the Option subject to all of the terms and provisions the Plan and term sheet. Optionee agrees to hereby accept as binding, conclusive and final all decisions or interpretations of the committee upon any questions arising under the Plan or this Agreement. Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him/her any taxes required to be withheld be federal, state or local law as a result of the exercise of the Option.

IN WITNESS WHEREOF, this Option Agreement has been executed as of the date set forth above.

Attest:	InterDigital Communications Corporation

By:

(Signature of Optionee)

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